Exhibit 99.1

Akoya Biosciences Announces Leadership Transition

Joe Driscoll to Retire After More than Four Successful Years as Chief Financial Officer

Johnny Ek Appointed as new Chief Financial Officer

MARLBOROUGH, Mass., Mar. 20, 2023 (GLOBE NEWSWIRE) -- Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced that Chief Financial Officer Joe Driscoll is retiring from his position, effective March 20, 2023. Johnny Ek has been appointed as the company’s new Chief Financial Officer, effective immediately. Mr. Driscoll will continue to serve as a consultant for the company as Akoya executes a seamless transition between the two leaders.

Mr. Driscoll joined Akoya in April 2019 and has overseen the company’s financial performance both before and after the company went public in April 2021.

“I deeply value the opportunity I’ve had at Akoya to build a strong organization and support the company’s incredible trajectory over the last four years,” said Mr. Driscoll. “The company has established a strong foundation for continued high growth and I look forward to supporting the transition of responsibilities to Johnny as Akoya enters its next phase of growth.”

“On behalf of the Board and our team, I’d like to extend my sincere gratitude to Joe for his profound contributions to Akoya,” said Brian McKelligon, CEO of Akoya. “He played a pivotal and central role in driving our success and on behalf of all my fellow Akoyans I would like to thank Joe for all he has done for the company. We’re excited to welcome Johnny to the Akoya leadership team. His extensive experience from the research to the diagnostics markets will support our continued growth across all market segments, delivering value to customers and our shareholders.”

Johnny Ek has more than 20 years of financial leadership experience across the diagnostics and life sciences tools industries. He joins Akoya from Specific Diagnostics (acquired by bioMérieux in May 2022) where he served as Chief Financial Officer since August 2021. Prior to that, he served as Chief Financial Officer at GenMark Diagnostics, a provider of multiplex molecular diagnostic solutions, from February 2019 until August 2021 and oversaw the sale to Roche Diagnostics in March 2021. Prior to serving as GenMark’s Chief Financial Officer, Mr. Ek served as GenMark’s Vice President, Finance and Controller from 2013 to 2019 and prior to that as Vice President, Finance and Controller for Affymetrix from 2010 to 2013.

“Spatial biology is poised to change the practice of medicine and the field of discovery biology. Akoya is uniquely positioned to capitalize on this opportunity with its market leading technology, a talented team, and a strong ecosystem of customers and partners,” said Mr. Ek. “I look forward to stepping into this new role helping lead Akoya on this next phase of its journey.”

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:
Priyam Shah
Sr. Director, Investor Relations
Akoya Biosciences, Inc.
investors@akoyabio.com

Media Contact:
Christine Quern
(617) 650-8497
media@akoyabio.com